Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, each being a member of the Board of Directors of The Toro Company, a Delaware corporation, do hereby make, nominate and appoint each of RICHARD M. OLSON AND TIMOTHY P. DORDELL, signing singly, to be his or her attorney-in-fact, with full power and authority to sign his or her name to a Registration Statement on Form S-8 relating to The Toro Company Investment, Savings and Employee Stock Ownership Plan (the “Registration Statement”), and any and all additional amendments thereto (including without limitation additional post-effective amendments to register or de-register shares), provided that the Registration Statement, in final form, be approved by said attorney-in-fact; and his name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 6th day of December, 2016.

Signature

/s/ Robert C. Buhrmaster
Robert C. Buhrmaster

/s/ Janet K. Cooper
Janet K. Cooper

/s/ Gary L. Ellis
Gary L. Ellis

/s/ Jeffrey M. Ettinger
Jeffrey M. Ettinger

/s/ Katherine J. Harless
Katherine J. Harless

/s/ Michael J. Hoffman
Michael J. Hoffman

/s/ D. Christian Koch
D. Christian Koch

/s/ James C. O’Rourke
James C. O’Rourke

/s/ Gregg W. Steinhafel
Gregg W. Steinhafel

/s/ Christopher A. Twomey
Christopher A. Twomey